Exhibit 10.13

SECOND AMENDMENT TO

2020 NOTE PURCHASE AGREEMENT

This Second Amendment (this “Amendment”) to the 2020 Note Purchase Agreement is dated as of December 14, 2021 and amends that certain 2020 Note Purchase Agreement dated December 16, 2020, as amended by the First Amendment thereto dated March 16, 2021 (as amended, the “Existing Agreement”), by and among Samsara Vision, Inc., a Delaware corporation (the “Company”), and the Investors listed on Exhibit A thereto (herein individually an “Investor” and collectively, the “Investors”). Capitalized terms used herein but not otherwise defined shall have the same meanings assigned to them in the Existing Agreement, except where the context otherwise requires.

RECITALS

A.                The Company and the undersigned Investors are parties to the Existing Agreement, and desire to amend the Existing Agreement and the Notes as set forth herein.

B.                 The requisite Investors have agreed to amend the Existing Agreement and the Notes as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.                  Amendment to Existing Agreement. Section 3.1 of the Existing Agreement is hereby amended to read in its entirety as follows:

“3.1 Maturity Date of the Notes. Each Note issued pursuant to this Agreement will be due and payable by the Company upon demand by the holder thereof on or after January 1, 2023 (the “Maturity Date”).”

2.                  Amendment to Notes. Section 1 of each Note is hereby amended to read in its entirety as follows:

“1. Maturity. Unless converted or as otherwise provided under this Note, the Principal Amount and all accrued and unpaid Interest (as defined below) shall be due and payable by the Company to the Noteholder on demand on or after January 1, 2023 (the “Maturity Date”).”

3.                  Confirmation of Existing Agreement and Notes. Except as amended hereby, all of the terms of the Existing Agreement and the Notes shall remain and continue in full force and effect and are hereby confirmed in all respects, and all references to the Existing Agreement shall be deemed to refer to the Existing Agreement as amended hereby.

4.                  Governing Law. This Amendment will be governed by and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to principles of conflict of laws or choice of laws.

5.                  Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Amendment shall become binding when one or more counterparts, individually or taken together, shall bear the signatures of the requisite parties to amendment the Existing Agreement.

6.                  Entire Agreement. This Amendment, together with the Existing Agreement and all exhibits thereto (including the Notes), constitute the entire understanding and agreement of the parties with respect to the transactions contemplated herein and supersede all prior and contemporaneous understandings and agreements, whether written or oral, with respect to such transactions.

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IN WITNESS WHEREOF, the parties have executed this Second Amendment to 2020 Note Purchase Agreement as of the date first written above.

COMPANY:

SAMSARA VISION, INC.
a Delaware corporation

By:	/s/ Tom Ruggia
Name:	Tom Ruggia
Title:	Chief Executive Officer

Address:	27 Route 202, Suites 8 & 9
PO Box 705
Far Hills, NJ 07931
Email:	truggia@samsaravision.com

IN WITNESS WHEREOF, the parties have executed this Second Amendment to 2020 Note Purchase Agreement as of the date first written above.

INVESTOR:

VOT HOLDINGS LLC

By:	/s/ Steve Denelsky
Name:	Steve Denelsky
Title:	Managing Member

Address:	777 Third Avenue, 19th Floor
New York, NY 10017
Email:	steve@lsafunding.com